Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                                                      Exhibit 21




                       SUBSIDIARIES OF HURCO COMPANIES, INC.


                                                    Jurisdiction
Name                                                of Incorporation

Autocon Technologies, Inc.                          Indiana
Hurco B.V.                                          the Netherlands
Hurco Europe Limited                                United Kingdom
Hurco GmbH                                          Federal Republic of Germany
Hurco Manufacturing Ltd.                            Taiwan R.O.C.
Hurco S.a.r.l.                                      France
Hurco S.r.l.                                        Italy
Hurco (S.E. Asia) Pte Ltd.                          Singapore
IMS Technologies, Inc.                              Virginia